UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022 (June 7, 2022)

Western Digital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of principal executive offices)	(Zip Code)

(408) 717-6000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 7, 2022, Western Digital Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with Elliott Investment Management L.P. (“Elliott”), a Delaware limited partnership, in connection with discussions between the parties regarding (i) a strategic review of the Company (the “Strategic Review”) as announced in the Company’s press release described below, and (ii) a potential equity investment (the “Potential Investment”) in the Company or one of its business units by Elliott or one of its affiliates that will be negotiated with the Company. The Agreement terminates effective upon the Company’s 2023 Annual Stockholder Meeting, except as otherwise specifically provided in the Agreement.

Under the Agreement, Elliott has agreed to certain standstill restrictions in effect until the Company’s 2022 Annual Stockholder Meeting (the “Standstill Period”). These standstill restrictions include restrictions with respect to (a) effecting, offering or proposing to effect (i) any acquisition of any shares of common stock and other Voting Securities (as defined in the Agreement) of the Company if such acquisition would result in Elliott having beneficial ownership of, or any economic interest (excluding cash only settled swaps) in, more than 9.9% of any Voting Securities or securities or rights convertible into or exchangeable for more than 9.9% of any Voting Securities, (ii) any acquisition of material assets of the Company, (iii) any tender or exchange offer involving securities of the Company, (iv) any merger, other business combination, recapitalization restructuring, liquidation, dissolution or other Strategic Transaction (as defined below) with respect to the Company or (v) any “solicitation” of “proxies” (as such terms are used under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or consents with respect to any Voting Securities, in each case for any such matters described in (i) through (iv) except in connection with the Strategic Review and the Potential Investment; (b) forming, joining or in any way acting in concert with a “group” (as such term is used under the Exchange Act) with respect to any Voting Securities, other than solely with Elliott’s affiliates; (c) making any public proposal with respect to any change to the management, the board of directors (the “Board”) or corporate policies of the Company; or (d) entering into arrangements with any third party to take any action that Elliott is prohibited from taking pursuant to (a) through (c) above.

Under the Agreement, the Company and Elliott also have agreed that if the Strategic Review has not resulted in an announced Strategic Transaction and the Company is no longer in good faith pursuing a Strategic Transaction as part of the Strategic Review at any time following the Company’s 2022 Annual Stockholder Meeting and prior to the filing with the Securities and Exchange Commission of the definitive proxy statement for the Company’s 2023 Annual Stockholder Meeting, and provided that a minimum condition with respect to Elliott’s ownership of the Company’s common stock (the “Minimum Condition”) is met and, in the case of clause (i) below, certain conditions with respect to the selection of the Elliott Director (as defined below) are met, (i) Elliott will have the right to appoint one director (the “Elliott Director”) to the Board who shall be an individual acceptable to the Company (with the Company’s consent not to be unreasonably withheld, conditioned, or delayed) who will serve on the executive committee of the Board (the “Executive Committee”), and (ii) Elliott and the Company will appoint one director to the Board to be mutually agreed upon between the parties (the “Additional Director,” together with the Elliott Director, the “Appointed Directors”). If any Appointed Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason prior to the Company’s 2023 Annual Stockholder Meeting, subject to the Minimum Condition being satisfied, Elliott and the Company will appoint a substitute director to the Board to be mutually agreed upon between Elliott and the Company. If Elliott has exercised its right to appoint the Elliott Director and the Additional Director to the Board (or is eligible to exercise or would be eligible to exercise but for the Minimum Condition) or if the Company is still in good faith pursuing a Strategic Transaction as part of the Strategic Review, the Standstill Period will be extended until the Company’s 2023 Annual Stockholder Meeting. The Standstill Period also is subject to certain potential fall-away events, as specified in the Agreement. A “Strategic Transaction” is a merger, consolidation, acquisition or sale of all or substantially all assets of the Company, or a sale, spinoff, splitoff, carve-out IPO or other similar separation of the Company’s Flash or HDD business units, or a merger with or acquisition of Kioxia Holdings Corporation (or any successor thereof).

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 7, 2022, the Company issued a press release announcing that the Board is reviewing its strategic options and with the assistance of its Executive Committee is formally undertaking a Strategic Review and is entering into the Agreement, a copy of which is attached hereto as Exhibit 99.1 (the “Press Release”). All of the information in the Press Release is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The information disclosed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01 to the extent required herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, by and among Western Digital Corporation and Elliott Investment Management L.P., dated June 7, 2022

99.1	Press Release issued by Western Digital Corporation, dated June 7, 2022 announcing the Strategic Review and entry into the Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

Date: June 7, 2022

By:	/s/ Michael C. Ray
Name:	Michael C. Ray
Title:	Executive Vice President, Chief Legal Officer and Secretary